UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 4, 2017

GOLDEN GROWERS COOPERATIVE

(Exact name of Registrant as Specified in its Charter)

Minnesota	000-53957	27-1312571
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1002 Main Ave W, Suite 5 West Fargo, ND 58078
(Address of principal executive offices)

(701) 281-0468

(Registrant’s telephone number, including area code):

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

Golden Growers Cooperative (the “Cooperative”), Cargill Incorporated (“Cargill”), and American Crystal Sugar Company (“American Crystal”) have entered into a Consent Agreement dated as of April 4, 2017 to be effective on January 1, 2018 relating to the lease of ProGold’s wet-milling facility to Cargill and the Cooperative’s interest in ProGold Limited Liability Company (“ProGold”). ProGold and Cargill entered into a Second Amended and Restated Facility Lease (as further described below), and Cargill and American Crystal entered into an Option Agreement dated as of April 4, 2017 to be effective on January 1, 2018 detailing the price, term and other conditions under which American Crystal grants to Cargill an exclusive option to purchase a 50% interest in ProGold from American Crystal during the first four years of the lease.

Under the Consent Agreement, the Cooperative approves and consents to the transfer of the 50% interest in ProGold from American Crystal to Cargill in the event Cargill exercises its option.  The Cooperative also secures the right to purchase American Crystal’s remaining 1% interest in ProGold for a base price ranging from $1.7 million to $1.3 million, depending on when Cargill notifies American Crystal of its intention to exercise its option.  The Cooperative would also be required to pay to American Crystal a capital adjustment in an amount equal to 1% of the portion of costs that have not been paid by Cargill to ProGold through additional rent with respect to certain projects at the facility.  In the event Cargill intends to exercise its option, before exercising such option, Cargill and GGC will expeditiously and in good faith work together to finalize agreements for the structure, goveranance and operation of ProGold according to certain operational principles and other guideline terms as provided in a Memorandum of Understanding attached to the Consent Agreement.

The foregoing description of the material terms of the Consent Agreement does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the full text of the Consent Agreement, filed herewith and incorporated by reference herein.

Item 8.01                                           Other Events.

The Second Amended and Restated Facility Lease entered into by ProGold and Cargill dated as of April 4, 2017 commences on January 1, 2018 and continues through December 31, 2022. The lease will be automatically extended for one year in the event that either (i) Cargill has not, prior to December 31, 2021, exercised the option to purchase American Crystal’s 50% interest in ProGold or (ii) if the parties have not otherwise mutually agreed to extend or terminate the lease.

Cargill will pay ProGold annual rent of $17 million in 2018 and 2019, $16 million in 2020, $15.5 million in 2021 and 2022, and $14 million if the lease is extended through 2023 as described above.

In connection with renewing the lease between ProGold and Cargill, ProGold has agreed to pay at least $750,000 annually for infrastructure maintenance and may also be required to pay additional sums in order to make certain capital improvements.  The payments will reduce any income available for ProGold’s members at the time of such expenses.  The Cooperative and

American Crystal would experience any such reduction in ProGold’s income proportionately based on their percentage ownership of ProGold.

Item 9.01                                           Financial Statements and Exhibits.

(a)                                 Financial statements:  None

(b)                                 Pro forma financial information:  None

(c)                                  Shell Company Transactions:  None

(d)                                 Exhibits:

10.1                        Consent Agreement dated April 4, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN GROWERS COOPERATIVE

	By	/s/ Scott Stofferahn
Date: April 10, 2017		Scott Stofferahn
Executive Vice President and Chief Executive Officer

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

ART’S-WAY MANUFACTURING CO., INC.

EXHIBIT INDEX TO FORM 8-K

Date of Report:	Commission File No.:
April 4, 2017	000-53957

Exhibit No.	ITEM

10.1	Consent Agreement dated April 4, 2017.